Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric F. Billings and Kurt R. Harrington and each of them as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ERIC F. BILLINGS ERIC F. BILLINGS	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2007

/s/ KURT R. HARRINGTON KURT R. HARRINGTON	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2007

/s/ ROBERT J. KIERNAN ROBERT J. KIERNAN	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 1, 2007

/s/ DANIEL J. ALTOBELLO DANIEL J. ALTOBELLO	Director	March 1, 2007

/s/ PETER A. GALLAGHER PETER A. GALLAGHER	Director	March 1, 2007

/s/ STEPHEN D. HARLAN STEPHEN D. HARLAN	Director	March 1, 2007

/s/ RUSSELL C. LINDNER RUSSELL C. LINDNER	Director	March 1, 2007

/s/ RALPH S. MICHAEL III RALPH S. MICHAEL III	Director	March 1, 2007

/s/ W. RUSSELL RAMSEY W. RUSSELL RAMSEY	Director	March 1, 2007

/s/ WALLACE L. TIMMENY WALLACE L. TIMMENY	Director	March 1, 2007

/s/ JOHN T. WALL JOHN T. WALL	Director	March 1, 2007